CITIZENS SOUTH
                               BANKING CORPORATION
                                POWER OF ATTORNEY


     I hereby appoint Paul L. Teem, Jr., Gary F. Hoskins, Roseanne W. Nichols, or Robert B. Pomerenk to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4, or 5, or any amendment thereto required to be filed by Citizens South Banking Corporation under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Teem, Mr. Hoskins, Mrs. Nichols, or Mr. Pomerenk in writing that his or her authority to act on my behalf in this manner has been withdrawn.

         I have signed this power of attorney on February 3, 2003.




                                      by: /s/ Kim S. Price
                                         ---------------------------------------
                                              Kim S. Price

                      In the presence of /s/ Anillia S. Windt
                                         ---------------------------------------
                                              Anillia S. Windt



                                      at   Gastonia,        North Carolina
                                         ---------------------------------------
                                             City             State